UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2008

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California		92617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 19, 2008 the Board of Directors of Broadcom Corporation (the "Board") approved a revised form of indemnification agreement (the "Indemnification Agreement") and authorized Broadcom to enter into the revised Indemnification Agreement with each of its directors, elected officers and certain other employees (each, an "Indemnitee"). Broadcom expects that each of its directors and elected officers will execute a revised Indemnification Agreement as soon as practicable. The new agreements replace the indemnification agreements that the Indemnitees previously had with Broadcom, but they are not intended to deprive Indemnitees of indemnification to which they would otherwise have been entitled under any prior agreement. The revised Indemnification Agreement requires Broadcom to hold harmless and to indemnify each Indemnitee to the fullest extent authorized by the California General Corporation Law and, subject to specified limitations (including where it is determined by final adjudication that Indemnitee’s acts or omissions involve intentional misconduct or a knowing and culpable violation of law), otherwise to the fullest extent possible except as prohibited by law. The Indemnification Agreement also provides for advancement of reasonable expenses to an Indemnitee within forty-five calendar days after Broadcom receives invoices for such expenses. An Indemnitee will be required to reimburse Broadcom for reasonable expenses paid by Broadcom, however, if it shall be ultimately determined by a final adjudication that the Indemnitee is not entitled to indemnification.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to Exhibit 10.1 of this Current Report on Form 8-K, the content of which is hereby incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 19, 2008 the Board, acting pursuant to the authority granted to it by Broadcom’s Bylaws, increased the size of the Board from seven to eight directors. William T. Morrow was appointed to fill the vacancy created by such increase. The Board also appointed Mr. Morrow to the Board’s Nominating & Corporate Governance Committee.

Broadcom issued a related press release announcing the appointment of Mr. Morrow to the Board on June 19, 2008. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

(e) Approval of Amendment and Restatement of Broadcom’s 1998 Stock Incentive Plan

At Broadcom’s 2008 Annual Meeting of Shareholders, held June 19, 2008 (the "Annual Meeting"), the shareholders approved an amendment and restatement of Broadcom’s 1998 Stock Incentive Plan, as previously amended and restated (the "1998 Plan"), that (i) revises the automatic equity grant program for new and continuing non-employee directors, (ii) extends the term of the 1998 Plan through March 12, 2018, (iii) revises the adjustments that may be made to certain performance criteria that may serve as the vesting conditions for performance-based awards made under the 1998 Plan, and (iv) effects various technical revisions and improvements.

The Board adopted the amendment and restatement on March 12, 2008, subject to shareholder approval at the Annual Meeting.

Approval of Amendment and Restatement of Broadcom’s 1998 Employee Stock Purchase Plan

At the Annual Meeting, the shareholders also approved an amendment and restatement of Broadcom’s 1998 Employee Stock Purchase Plan, as previously amended and restated (the "1998 ESPP"), that (i) extends the term of the 1998 ESPP through April 30, 2018, (ii) revises the automatic share increase provision of the 1998 ESPP so that the number of shares of Class A common stock that will be automatically added to the share reserve on the first trading day of January each calendar year will increase from 1.00% to 1.25% of the total number of shares of Class A and Class B common stock outstanding on the last trading day of the immediately preceding calendar year, and (iii) effects various technical revisions and improvements.

The Board adopted the amendment and restatement of the 1998 ESPP on March 12, 2008, subject to shareholder approval at the Annual Meeting.

Amendment to Cash Compensation Program for Non-Employee Directors

On June 19, 2008 the Board approved an amendment to the cash compensation program for non-employee directors of Broadcom. Under the prior program, the Lead Independent Director would receive a $10,000 annual retainer in addition to the annual retainer that he or she would receive as a non-employee director. The program, as amended, provides that if the Board does not elect a Lead Independent Director because its Chairman of the Board is independent, then the Chairman of the Board will receive the $10,000 annual retainer that would have been otherwise payable to the Lead Independent Director. All retainers are paid in quarterly installments in arrears, and are prorated as appropriate based upon the capacities in which each individual non-employee director serves from time to time. Under this amended program, John E. Major, Chairman of the Board, will receive an additional $10,000 cash retainer, prorated as appropriate.

Item 8.01 Other Events.

Election of Director Nominees

At the Annual Meeting each of the seven nominees to Broadcom’s Board — George L. Farinsky, Nancy H. Handel, Eddy W. Hartenstein, John E. Major, Scott A. McGregor, Alan E. Ross and Robert E. Switz—was elected to serve on the Board until the next annual meeting of shareholders and/or until his or her successor is duly elected and qualified.

Ratification of Appointment of KPMG LLP

At the Annual Meeting the shareholders also ratified the appointment of KPMG LLP as Broadcom’s independent registered public accounting firm for the year ending December 31, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Indemnification Agreement for Directors, Elected Officers and certain employees or agents of the Registrant.

99.1 Press Release dated June 19, 2008 of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

June 24, 2008	By:	/s/ Eric K. Brandt

Name: Eric K. Brandt
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnification Agreement for Directors, Elected Officers and certain employees or agents of the Registrant.
99.1	Press Release dated June 19, 2008 of the Registrant.